Exhibit 10(l)





                             AGREEMENT


    AGREEMENT dated as of August 30, 1995, between Walter Industries,

Inc. (hereinafter called the "Company") and James W. Walter (hereinafter called the "Consultant").

    WHEREAS, Consultant has been continually employed by the Company since shortly after its organization in 1987 and was founder of the Company's predecessor organization, Jim Walter Corporation, in 1955; and

    WHEREAS, in his various positions with the Company and its predecessor,

including President, Chairman and Chief Executive Officer, and currently as Chairman of the Board of the Company, Consultant has devoted long hours to the development, growth and prosperity of the businesses of the Company and its subsidiaries; and

    WHEREAS, Consultant has announced that he will retire as Chairman of the Board effective October 6, 1995, but will remain as Chairman Emeritus and a Director of the Company; and

    WHEREAS, the Company desires to continue to have the benefit of

Consultant's experience, knowledge and expertise as to the affairs of the

Company.

    NOW, THEREFORE, in consideration of the agreements and covenants herein contained, be it agreed:

    1. Engagement. The Company hereby engages the Consultant and Consultant
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hereby accepts the engagement upon the terms and conditions hereinafter set forth.

    2. Terms.  Subject to the provisions herein contained, the term of this
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Agreement shall be for a period of three years, commencing on October 6,

1995 and terminating on October 5, 1998.

    3. Compensation.  For all services rendered by the Consultant under
       ------------
this Agreement, the Company shall pay the Consultant an annual consulting fee of $150,000.00 a year, payable in equal monthly installments of

$12,500.00 at the end of each month commencing October 31, 1995 (prorated).

    4. Duties.  The Consultant shall from time to time, upon reasonable
       ------
notice, render to the Company on a part-time basis at the offices of the

Company in Tampa, Florida, such services of an advisory or consulting nature as the Company may reasonably request; provided, however, that

Consultant shall not be required to maintain regular office hours, shall not be required to devote a major part of his time to such services, and shall not be required to render such services during reasonable vacation periods or during periods of illness or other incapacity.

    5. Expenses.  The Company will reimburse the Consultant for his
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reasonable expenses incurred in connection with his rendering services to the Company upon his presentation from time to time of the details of such expenditures.

    6. Disability During Engagement.  If during the term of this Agreement
       ----------------------------
the Consultant is unable to perform his services by reason of illness or incapacity, nevertheless, he shall continue to be entitled during the term of this agreement to the compensation herein provided.


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




    7. Death During Employment. If the Consultant dies during the term of
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this Agreement, the Company shall pay to the estate of the Consultant the compensation which would otherwise be payable to him up to the end of the month in which his death occurs.

    8. Restrictive Covenant.  During the term of this Agreement and for a
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period of three years after its termination, the Consultant will not,

directly or indirectly, enter the employ of, or provide consulting services to, any other person, firm or corporation which is engaged in business in competition with the Company and its subsidiaries and shall not engage in any such business on his own account.

    9. Assignment.  The rights and obligations of the Consultant under this
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Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

    10. Entire Agreement.  This instrument contains the entire agreement of
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the parties and may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any amendment is sought.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year above written.



                                        WALTER INDUSTRIES, INC.



                                        By /s/ G. R. Durham
                                           -------------------------
                                           President

                                                Company




                                           /s/ J. W. Walter
                                           -------------------------
                                           James W. Walter

                                                Consultant



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